UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2011

GREEN ENVIROTECH HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-149626	32-0218005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 692
5300 Claus Road
Riverbank, CA 95367

 (Address of principal executive offices) (zip code)

(209) 863-9000
 (Registrant's telephone number, including area code)

(Former name, if changed since last report)

  Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2011, Green EnviroTech Holdings Corp. (the “Company”) entered into an investment agreement with Centurion Private Equity, LLC (“Centurion”). Pursuant to the Investment Agreement,

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Centurion agreed to purchase from the Company, from time to time in the Company’s sole discretion (subject to the conditions set forth therein), for a period of up to 24 months commencing on the effective date of the registration statement to be filed by the Company for resale of the shares of common stock issuable under the Investment Agreement, but in no event extending beyond the date that is 30 months from April 8, 2011, up to $5,000,000 in the Company’s common stock.

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The Company issued to Centurion 290,641 shares of common stock as a commitment fee (the “Commitment Shares”) and 31,250 shares of common stock as a due diligence/legal and administrative fee (the “Fee Shares”).

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Pursuant to a registration rights agreement between the Company and Centurion entered into in connection with the Investment Agreement, the Company agreed to file a registration statement for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act of 1933, as amended, issuable under the Investment Agreement (including the Commitment Shares and the Fee Shares), within 60 days of execution of the Investment Agreement, and to have such registration statement declared effective by the Securities and Exchange Commission (the “SEC”) within 120 days of execution of the Investment Agreement (or 150 days if such registration statement is reviewed by the SEC).

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The purchase price for the shares of common stock sold under the Investment Agreement will be equal to the lesser of (i) 97% of the “Market Price” for such Put, defined as average of the lowest 3 daily volume weighted average prices for the 15 trading days immediately following the “Put Date” date specified by the Company in any “Put Notice” in which the Company is deemed to provide notice of a sale of common stock under the Investment Agreement or (ii) the Market Price for such Put minus $0.01, but shall in no event be less than the Company Designated Minimum Put Share Price (as defined in the Investment Agreement) for such Put.

●	The maximum amount of common stock that Centurion shall be obligated to purchase with respect to any single closing under the Investment Agreement will be the lesser of (i) 2,000,000 shares, (ii) 15% of the sum of the aggregate daily reported trading volume in the Company’s common stock for all Evaluation Days (as defined in the Investment Agreement) in the Pricing Period (as defined in the Investment Agreement), excluding any block trades that exceed 20,000 shares of common stock, (iii) the number of Put Shares (as defined in the Investment Agreement) which, when multiplied by their respective Put Share Prices (as defined in the Investment Agreement), equals the Maximum Put Dollar Amount (as defined in the Investment Agreement), and (iv) such amount which would cause Centurion’s beneficial ownership of the Company’s common stock to exceed 4.9%.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01. Financial Statements and Exhibits.

10.1	Investment Agreement, dated as of April 8, 2011, between the Company and Centurion

10.2	Registration Rights Agreement, dated as of April 8, 2011, between the Company and Centurion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: April 14, 2011	By:	/s/ Gary DeLaurentiis
Name: Gary DeLaurentiis Title: Chief Executive Officer

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